UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 12, 2021
(Date of earliest event reported)

FEDNAT HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Florida	000-25001	65-0248866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14050 N.W. 14th Street, Suite 180 Sunrise, FL
33323
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 293-2532

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	FNHC	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 12, 2021, FedNat Holding Company (the “Company”) entered into an Addendum to Employment Agreement (the “Addendum”) between the Company and Patrick McCahill, the Company’s Chief Operating Officer. The Addendum supplements the Employment Agreement between the Company and Mr. McCahill dated as of August 22, 2020 (the “Employment Agreement”). Under the terms of the Employment Agreement, the Company agrees to pay Mr. McCahill an annual base salary and additional incentive compensation, if any, as each are determined from time to time by the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”).

The Addendum memorializes the modification agreed to by Mr. McCahill and the Company to his annual bonus program for 2021 to eliminate any minimum bonus amount. In addition, the weighting of the two components of his annual bonus program (which constitutes 50% of Mr. McCahill’s total incentive bonus opportunity for 2021) were modified to 12.5% for the EBITDA metric (from 30% as originally approved by the Compensation Committee) and 37.5% for the discretionary component (from 20% as originally approved by the Compensation Committee). The discretionary component of Mr. McCahill’s annual bonus will be tied to comprehensive goals, including “SMART” objectives, for all members of the Company’s senior management.

Although the Compensation Committee believes that the original structure of Mr. McCahill’s annual bonus was customary for newly hired executives, the Company and Mr. McCahill agreed to the modifications described above, in particular the elimination of a minimum bonus for 2021, to address concerns raised by Institutional Shareholder Services Inc. when recommending a vote against the Company’s advisory “say-on-pay” proposal in the proxy statement for its upcoming annual meeting of shareholders.

Mr. McCahill also acknowledged in the Addendum that the modifications described above will not constitute “Good Reason” as defined in the Employment Agreement.

The description of the Addendum set forth above is only a summary and is qualified in its entirety by reference to the full text thereof, which is attached as Exhibit 10.48.A to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.
104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).
10.48A	Addendum to Employment Agreement dated as of May 12, 2021 between the Company and Patrick McCahill

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDNAT HOLDING COMPANY

Date: May 12, 2021	By:	/s/ Ronald A. Jordan

Name:	Ronald A. Jordan
Title:	Chief Financial Officer
(Principal Financial Officer)